As filed with the Securities and Exchange Commission on July 25, 2025

File No.

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

FBRED-C Feeder REIT Trust

(Exact name of registrant as specified in charter)

Maryland	33-4962406
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

One Madison Avenue, Suite 1600 New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(212) 588-6770

(Registrant’s telephone number, including area code)

with copies to:

Michael E. McTiernan

Tifarah R. Allen

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, DC 20004

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Class I Common Shares, par value $0.001 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” or “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

FBRED-C Feeder REIT Trust (the “Company”) is filing this Registration Statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register its Class I Common Shares under Section 12(g) of the Exchange Act and comply with applicable requirements thereunder.

We have filed this Registration Statement with the SEC under the Exchange Act on a voluntary basis to provide current information to holders of our common shares. The Company has been formed to act as an investment vehicle through which certain non-U.S. investors can indirectly invest in the common stock of Franklin BSP Real Estate Debt, Inc. (“FBRED”), an affiliated company that is subject to the reporting requirements of Section 13(a) of the Exchange Act. Accordingly, this Registration Statement incorporates by reference extensively to Exchange Act reports filed by FBRED.

The Company expects all of its common shares to be indirectly owned by Franklin BSP Real Estate Debt Cayman Access Fund (FBRED-C), L.P., a Cayman Islands exempted limited partnership (the “Indirect Parent”), through FBRED-C Feeder Subsidiary Fund, L.P., a wholly-owned subsidiary of the Indirect Parent (the “Cayman Feeder Sub”). The Company intends to invest in various classes of the common stock of FBRED and expects to authorize, offer and sell its common shares to the Cayman Feeder Sub on a one-for-one ratio corresponding to its investment in FBRED.

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, the Company is eligible to take advantage of certain reduced disclosure and other requirements that are otherwise applicable to public companies including, but not limited to, not being subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002.

This Registration Statement does not constitute an offer of securities of the Company. Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, we will be subject to the proxy rules in Section 14 of the Exchange Act and the Company, trustees, executive officers, and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.

Forward-Looking Statements

Certain information contained in this Registration Statement constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Due to various risks and uncertainties, including those set forth under Item 1A. “Risk Factors” actual events or results or the actual performance of the Company may differ materially from those reflected or contemplated in such forward-looking statements. As a result, prospective investors should not rely on such forward-looking statements in making their investment decisions. In addition, certain statements reflect estimates, predictions or opinions of the Company, Benefit Street Partners L.L.C. or their affiliates, which cannot be independently verified and may change. There is no guarantee that these estimates, predictions or opinions will be ultimately realized.

You should carefully review the section entitled “Risk Factors” for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, including (but not limited to), as a result of new information and future events.

Summary Risk Factors

The following is only a summary of the principal risks that may adversely affect our business, financial condition and results of operations and cash flows. The following should be read in conjunction with the complete discussion of risk factors we face, which are set forth below under Item 1A. “Risk Factors.”

•	We have no operating history.

•	We expect to have a significant amount of indebtedness to the Indirect Parent and may need to incur more in the future.

•	Our failure to qualify as a REIT could have significant adverse consequences to us and the value of our common shares.

•	Even if we qualify as a REIT, we may be subject to tax liabilities that reduce our cash flow for distribution to our shareholders.

•	Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

•	Changes in tax laws may adversely affect our taxation as a REIT and taxation of our shareholders.

•	Fees and expenses associated with administering the Company, Indirect Parent and Cayman Feeder Sub, will reduce distributions we make on our common shares, which means that our shareholder is expected to receive less distributions than if it invested directly in FBRED common stock.

See “Risk Factor Summary” of FBRED’s Form 10-K filed with the SEC on March 31, 2025, incorporated herein by reference for information related to our investments in FBRED common stock.

Item 1. Business.

FBRED-C Feeder REIT Trust (“we,” “us” and the “Company”) is a newly formed company that intends to elect to be treated for U.S. federal income tax purposes, and to qualify annually thereafter, as a real estate investment trust (a “REIT”). We were formed as a Maryland statutory trust on March 5, 2025. As a REIT, we must comply with certain regulatory requirements. See “—Governmental Regulations” and Item 1A. “Risk Factors — Risks Related to Taxation.”

We are externally managed by our adviser, Benefit Street Partners L.L.C. (the “Adviser” or “Benefit Street Partners”), pursuant to an advisory agreement to be dated the date of the first closing of the issuance and sale of our common shares (the “Advisory Agreement”). Our Adviser is a limited liability company that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Our Adviser oversees the management of our activities and is responsible for making investment decisions with respect to our portfolio.

The Company has been formed to invest in common stock of Franklin BSP Real Estate Debt, Inc. (“FBRED”), a Maryland corporation also managed by the Adviser.

The Company has been formed to act as an investment vehicle through which certain non-U.S. investors can indirectly invest in FBRED’s common stock via the Indirect Parent, which in turn invests in the Company and the Cayman Feeder Sub, which in turn invests in the Company. The Company intends to invest in various classes of the common stock of FBRED and expects to authorize, offer and sell its common shares to the Cayman Feeder Sub on a one-for-one ratio corresponding to its investment in common stock of FBRED. Accordingly, the Company’s investment objectives are the same as the investment objectives of FBRED.

At the time of our initial investment in common stock of FBRED, we will be issued Series A Preferred Stock of FBRED that will provide us the right to appoint 50% of the members of FBRED’s board of directors.

Refer to Item 1. “Business” of FBRED’s Form 10-K filed with the SEC on March 31, 2025, which is incorporated herein by reference, for information on the business and investment objectives of FBRED.

Investment Company Act Considerations

We are not registered, and do not intend to register, as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). We expect to conduct our operations such that we are not required to register under the Investment Company Act for the reasons summarized below.

Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	under Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	under Section 3(a)(1)(C), it is engaged, or proposes to engage in, the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). The term “investment securities” generally includes all securities except U.S. government securities, securities issued by employees’ securities companies and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

With respect to Section 3(a)(1)(A) of the Investment Company Act, we do not intend to engage primarily or hold our self out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be a holding company primarily engaged in the non-investment company businesses of our direct and indirect subsidiaries.

With respect to Section 3(a)(1)(C), on an unconsolidated basis we expect that more than 60% of our assets, exclusive of cash and U.S. government securities, will consist of ownership interests in a majority-owned subsidiary that is not itself an investment company and is not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Our only direct investments are expected to be in the common stock and Series A Preferred Stock of FBRED, and our investment in FBRED’s Series A Preferred Stock gives us the right to appoint 50% of the members of FBRED’s board of directors. In light of these investments, FBRED is our majority-owned subsidiary. FBRED (including its wholly owned and majority-owned subsidiaries) are not required to register as an investment company under the Investment Company Act and do not rely on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act (and are not investment companies under Section 3(a)(1)(A) or Section 3(a)(1(C), or alternatively may rely on Section 3(c)(5) or Section 3(c)(6) of the Investment Company Act as further described in Section Item 1. “Business—Investment Company Act Considerations” of FBRED’s Form 10-K filed with the SEC on March 31, 2025). As a result, we do not expect that more than 40% of our assets, exclusive of cash and U.S. government securities, will be “investment securities,” as that term is used under the Investment Company Act.

If we are unable to satisfy the 40% limitation on investment securities or to maintain any applicable exception or exemption from registration as an investment company under the Investment Company Act either because of changes in SEC guidance or otherwise, we could be required to, among other things, seek to: (i) substantially change the composition of the assets that we own to avoid being required to register as an investment company under the Investment Company Act; or (ii) register as an investment company. Either of (i) or (ii) could have a material adverse effect on us. If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial and costly regulation with respect to our capital structure, management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

Emerging Growth Company

We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering pursuant to an effective registration statement under the Securities Act, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our shares that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as our common shares are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once we are no longer an emerging growth company.

Status as a Real Estate Investment Trust

We and FBRED intend to qualify as REITs for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2025.

In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate assets;

•	satisfies the various requirements of the Internal Revenue Code of 1986, as amended (the “Code”), including a requirement to distribute to shareholders at least 90% of its REIT taxable income (determined without regard to the dividends-paid deduction and excluding net capital gain) each year; and

•	is generally not subject to U.S. federal corporate income taxes on its net taxable income that it currently distributes to its shareholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in an entity that is taxed as a corporation for U.S. federal income tax purposes.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial and administrative interpretations exist. See Item 1A. “Risk Factors--Our failure to qualify as a REIT could have significant adverse consequences to us and the value of our common shares.” Refer to Item 1A. “Risk Factors” of FBRED’s Form 10-K filed with the SEC on March 31, 2025, which is incorporated herein by reference, for information on risks related to FBRED’s qualification as a REIT.

Governmental Regulations

Our operations and FBRED’s operations are subject, in certain instances, to supervision and regulation by U.S. and other governmental authorities, and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions. We do not expect that these laws and regulations will have a material adverse effect on our business. Refer to Item 1. “Business” of FBRED’s Form 10-K filed with the SEC on March 31, 2025, which is incorporated herein by reference, for information on government regulation of FBRED.

Human Capital Management

We have no employees. Services necessary for our business are provided by individuals who are employees of the Adviser or its affiliates, pursuant to the terms of the Advisory Agreement.

Available Information

We will file our annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this Registration Statement with the SEC under the Exchange Act to register under Section 12(g) of the Exchange Act and comply with applicable requirements thereunder.

We intend to make available on our website, when available, our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. The SEC also maintains a website (www.sec.gov) that contains such information. Our website will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this Registration Statement. We will provide electronic copies of our filings free upon request.

Item 1A. Risk Factors.

RISKS ASSOCIATED WITH OUR STRUCTURE

We have no operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

We are a newly formed entity and will begin operations upon the initial closing. The Adviser currently manages a number of private funds, accounts, and co-investment vehicles and affiliates of the Adviser have in the past managed other private funds, client accounts and proprietary accounts with similar strategies to that of the Company. There can be no assurance that the results achieved by the Adviser or its affiliates’ past investments will be achieved for the Company. Past performance should not be relied upon as an indication of future results. As a result, an investment in our common shares may entail more risk than an investment in a REIT with a substantial operating history.

Fees and expenses associated with administering the Company, Indirect Parent and Cayman Feeder Sub, will reduce distributions we make on our common shares, which means that our shareholder is expected to receive less distributions than if it invested directly in FBRED common stock.

Although we were formed to provide certain non-U.S. investors the opportunity to indirectly invest in shares of common stock of FBRED, the fees and expenses associated with administering the Company, Indirect Parent and Cayman Feeder Sub, including legal and accounting expense, will reduce cash flows available for distributions on our common shares. As a result, we expect that our shareholder will receive lower distributions on our common shares than it would if it invested directly in FBRED common stock.

We expect to have a significant amount of indebtedness to the Indirect Parent and may need to incur more in the future.

Once we commence operations, we expect to generate cash primarily from the net proceeds of our continuous private offering (or any future offerings of equity securities), cash flows from our operations, and loans from the Indirect Parent (the “Shareholder Loans”), which we expect to be significant. Our governing documents do not limit the amount of debt we may incur. The amount of such indebtedness could have material adverse consequences, including limiting amounts that are available for distribution to our shareholder and the amount of cash flow available for future operations.

The loss of our Investment Company Act exclusion could require us to register as an investment company or substantially change the way we conduct our business, either of which may have an adverse effect on us and the value of our common shares.

We intend to conduct our operations so that we will not be an investment company under the Investment Company Act. However, there can be no assurance that we or our subsidiaries will be able to successfully avoid registering as an investment company. See Item 1 “Business—Investment Company Act Considerations.” If it were established that we or our subsidiaries were inadvertently operating as an unregistered investment company, there would be a risk of substantial adverse consequences. In such a scenario we would be potentially subject to monetary penalties and injunctive relief in an action brought by the SEC. Additionally, we would potentially be unable to enforce contracts with third parties and third parties could potentially seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company.  If we fail to maintain an exclusion from registration as an investment company, either because of changes in SEC guidance or otherwise, we could, among other things, be required either: (i) to substantially change the manner in which we conduct our operations and the composition of the assets we own to avoid being required to register as an investment company; or (ii) to register as an investment company, either of which could have an adverse effect on us and the value of our common shares. If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration and other matters.

RISKS RELATED TO TAXATION

Our failure to qualify as a REIT could have significant adverse consequences to us and the value of our common shares.

We believe that we will qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2025. We intend to continue to meet the requirements for qualification and taxation as a REIT, but we cannot assure shareholders that we qualify as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial and administrative interpretations exist. Moreover, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. Even an inadvertent or technical mistake could jeopardize our REIT status.

Our qualification as a REIT depends on our satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis:

•	Our compliance depends upon the characterization of our assets and income for REIT purposes, as well as the relative values of our assets, some of which are not susceptible to a precise determination and for which we typically do not obtain independent appraisals. Moreover, we invest in certain assets with respect to which the rules applicable to REITs may be particularly difficult to interpret or to apply, including the rules applicable to financing arrangements that are structured as sale and repurchase agreements; mezzanine loans; and investments in real estate mortgage loans that are acquired at a discount, subject to work-outs or modifications, or reasonably expected to be in default at the time of acquisition. If the Internal Revenue Service (“IRS”) or any other arm of the government challenged our treatment of investments for purposes of the REIT asset and income tests, and if such a challenge were sustained, we could fail to qualify as a REIT.

•	We expect that all of our investments will be in common stock of FBRED (other than our investment in the Series A Preferred Stock of FBRED) and we may in the future own direct or indirect interests in other subsidiaries that will elect to be taxed as a REIT under the Code (together with FBRED, “Subsidiary REITs”), which will further complicate the application of the REIT requirements for us. A Subsidiary REIT is subject to the various REIT qualification requirements that are applicable to us. If a Subsidiary REIT were to fail to qualify as a REIT, then (i) it would become subject to regular U.S. federal corporate income tax, (ii) our interest in such Subsidiary REIT would cease to be a qualifying asset for purposes of the REIT asset tests, and (iii) we would fail certain of the REIT asset tests, in which event we also would fail to qualify as a REIT unless we could avail ourselves of relief provisions.

If we were to fail to qualify as a REIT in any taxable year and are unable to avail ourselves of certain savings provisions set forth in the Code, we would be subject to U.S. federal and applicable state and local income tax on our taxable income at regular corporate rates. In addition, we would possibly also be subject to certain taxes that are applicable to non-REIT corporations, including the nondeductible 1% excise tax on certain stock repurchases. Losing our REIT status would reduce our net income available for investment or distribution to shareholders because of the additional tax liability. In addition, distributions to shareholders would no longer qualify for the dividends-paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow or liquidate some investments in order to pay the applicable tax. We would not be able to elect to be taxed as a REIT for four years following the year we first failed to qualify unless the IRS were to grant us relief under certain statutory provisions.

Even if we qualify as a REIT, we may be subject to tax liabilities that reduce our cash flow for distribution to our shareholders.

Even if we qualify as a REIT, we may be subject to some U.S. federal, state and local taxes on our income or property. For example:

•	In order to qualify as a REIT, we must distribute annually at least 90% of our “REIT taxable income” (determined before the deduction of dividends paid and excluding net capital gains) to our shareholders. To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed income. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets, and it is possible that we might be required to borrow funds or sell assets to fund these distributions.

•	We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of (i) 85% of our ordinary income, (ii) 95% of our capital gain net income and (iii) 100% of our undistributed income from prior years.

•	If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•	If we sell an asset, other than a foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax. We might be subject to this tax if we were to dispose of or securitize loans in a manner that is treated as a sale of loans for U.S. federal income tax purposes that is subject to the prohibited transaction tax.

•	Any taxable REIT subsidiary (“TRS”) of ours will be subject to U.S. federal corporate income tax on its taxable income, and non-arm’s length transactions between us and any TRS could be subject to a 100% tax.

•	We could, in certain circumstances, be required to pay an excise or penalty tax (which could be significant in amount) in order to utilize one or more relief provisions under the Code to maintain our qualification as a REIT.

Any of these taxes would decrease cash available for distribution to our shareholders.

Changes in tax laws may adversely affect our taxation as a REIT and taxation of our shareholders.

The IRS, the United States Treasury Department and Congress frequently review U.S. federal income tax legislation, regulations and other guidance. We cannot predict whether, when or to what extent new U.S. federal tax laws, regulations, interpretations or rulings will be adopted. Further, from time to time, changes in state and local tax laws or regulations are enacted, which may result in an increase in our tax liability. Any legislative action may prospectively or retroactively modify our tax treatment and, therefore, may adversely affect our taxation or taxation of our shareholders. We urge you to consult with your tax adviser with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common shares.

RISKS ASSOCIATED WITH OUR INVESTMENT IN FBRED

We expect that all of our investments will be in common stock of FBRED (other than our investment in the Series A Preferred Stock of FBRED). Refer to Item 1A. “Risk Factors” of FBRED’s Form 10-K filed with the SEC on March 31, 2025, which is incorporated herein by reference, for information on the risks of investing in FBRED common stock.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

We are a Maryland statutory trust that was formed on March 6, 2025. We intend to qualify as a REIT for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2025. We are externally managed by the Adviser.

We were formed to act as an investment vehicle through which certain non-U.S. investors can indirectly invest in the common stock of FBRED. We expect that all of our common shares will be indirectly owned by Franklin BSP Real Estate Debt Cayman Access Fund (FBRED-C), L.P., a Cayman Islands exempted limited partnership (the “Indirect Parent”), through FBRED-C Feeder Subsidiary Fund, L.P., a wholly-owned subsidiary of the Indirect Parent (the “Cayman Feeder Sub”).    The Indirect Parent is conducting a continuous private offering of units of the Indirect Parent to certain non-U.S. investors pursuant to an exemption from the registration requirements of the Securities Act for an indefinite period. The Indirect Parent will indirectly invest the net proceeds of such offering as follows: (i) indirect investments, through the Cayman Feeder Sub, in various classes of our common shares; and (ii) Shareholder Loans to us. We intend to invest proceeds received directly and indirectly from the Indirect Parent in shares of common stock of FBRED.

We intend to indirectly achieve the same investment objectives as FBRED. We will enter into a stockholder agreement with FBRED pursuant to which we will invest in its Series A Preferred Stock in exchange for certain rights, including to appoint directors to FBRED’s board of directors.

As of July 25, 2025, we have not commenced operations and have no assets and no liabilities.

For financial information regarding FBRED, refer to Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 8. “Financial Statements and Supplementary Data” of FBRED’s Form 10-K filed with the SEC on March 31, 2025, and FBRED’s Form 10-Q for the quarter ended March 31, 2025 filed May 12, 2025 which is incorporated herein by reference.

Basis of Presentation

Our financial statements will be prepared in accordance with U.S. GAAP, which requires the use of estimates, assumptions and the exercise of subjective judgment as to future uncertainties.

Revenues

As of July 25, 2025, we have not engaged in principal operations nor generated any revenues. Prior to commencing operations, we expect to issue 40 common shares for an aggregate purchase price of $1,000. Our entire activity since inception to July 25, 2025, was preparation for our proposed fundraising through our private offering.

Expenses

Organizational and Offering Expenses

For a discussion of the organizational and offering expense reimbursement to the Adviser, see Item 7. “Certain Relationships and Related Transactions, and Director Independence—Advisory Agreement.”

Financial Condition, Liquidity and Capital Resources

As of July 25, 2025, we are in our organizational period and have not yet commenced principal operations or generated any revenues. We expect that principal operations will commence when we issue common shares in the initial closing of our private offering.

We currently expect that the initial closing of our private offering of common shares will occur in the third quarter of 2025 and that concurrent with that closing we will commence operations. Following our initial closing, we expect to have subsequent closings of common shares through our private offering on a monthly basis. We intend to promptly invest the net proceeds from each closing in FBRED common stock.

Once we commence operations, we expect to generate cash primarily from (i) the net proceeds of our continuous private offering, (ii) cash flows from our operations, (iii) the Shareholder Loans, and (iv) any future offerings of our equity securities. We expect that during our first 12 months of operations our primary sources of capital will be net proceeds from monthly closings on our continuous private offering and distributions on shares of common stock we intend to hold in FBRED. We expect longer term capital sources to include these same sources.

Our primary use of cash will be for (i) investment in FBRED, (ii) operating costs (including legal and accounting fees), (iii) periodic share repurchases, and (iv) cash distributions (if any) to the holders of our shares to the extent declared by our board of trustees (the “Board”).

We intend to elect to be taxed and to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes under Sections 856 through 860 of the Code commencing with our taxable year ending December 31, 2025. Under the Code, to qualify as a REIT, we must distribute at least 90% of our taxable income subject to certain adjustments and excluding capital gain, and we must distribute 100% of our taxable income to avoid federal income tax payment obligations. These requirements will restrict our ability to retain cash flow to fund future liquidity needs.

Our Adviser will agree to several support measures that will enhance our liquidity. Our Adviser will agree to advance all organization and offering expenses (other than any upfront selling commissions, which will be paid directly by investors in the Indirect Parent, and any dealer manager fees and shareholder servicing fees which will be paid by FBRED with respect to our purchase of FBRED common stock) and may advance certain of our operating expenses on our behalf through the first anniversary of the initial closing of our private offering. We will reimburse the Adviser for all such advanced costs and expenses ratably over the 60 months following the first anniversary of the initial closing of our private offering.

Critical Accounting Estimates

Our financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Critical accounting estimates are those that require the application of management’s most difficult, subjective or complex judgments on matters that are inherently uncertain and that may change in subsequent periods. In preparing the financial statements, management has made estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from these estimates. In addition, other companies may utilize different estimates, which may impact the comparability of our results of operations to those of companies in similar businesses.

Item 3. Properties.

Our principal office is located at One Madison Avenue, Suite 1600, New York, NY 10010. As part of the Advisory Agreement, the Adviser is responsible for providing office space and office services required in rendering services to us. We consider these facilities to be suitable and adequate for the management and operations of our business.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

We have not yet commenced commercial activities.

We expect that after the initial closing of the sale of our common shares, Cayman Feeder Sub will be our sole shareholder.

Item 5. Directors and Executive Officers.

The Board of Trustees

The Company operates under the direction of the Board. The Board has retained the Adviser to administer the operations of the Company.

As set forth in our amended and restated bylaws (the “bylaws”), our trustees will serve until resignation, removal, death, dissolution, termination of legal existence, adjudication of legal incompetence or the election and qualification of his, her or its successor. A trustee may resign at any time or, except as provided in the terms of any class of common shares, may be removed by the shareholders at any time for any reason upon the affirmative vote of shareholders entitled to cast a majority of all the votes entitled to be cast generally in the election of trustees. If a vacancy on the Board is the result of a trustee’s removal by the shareholders, the successor to the trustee shall be elected by the shareholders.

The Board will generally meet annually or more frequently if necessary. A trustee is not required to devote all of his or her time to our business and is only required to devote the time to our business as his or her duties may require. Consequently, in the exercise of their duties as trustees, our trustees will rely heavily on the Adviser and on information provided by the Adviser. The Board will oversee and supervise the relationship between us and the Adviser.

Our Trustee

Upon the initial closing of the sale of common shares in our private offering, the Board will consist of the following trustee:

Name	Age	Position
Richard J. Byrne	63	Sole Trustee

Richard J. Byrne

Richard J. Byrne has served as President of Benefit Street Partners since 2013. Mr. Byrne has served as Chairman of FBRED and of its Board of Directors since 2025. Mr. Byrne has served as Chairman of the Board of Directors and Chief Executive Officer of FBRT since September 2016. Prior to joining the Adviser, Mr. Byrne was Chief Executive Officer of Deutsche Bank Securities, Inc. He was also the Co-Head of Global Capital Markets at Deutsche Bank. Before joining Deutsche Bank, Mr. Byrne was Global Co-Head of the Leveraged Finance Group and Global Head of Credit Research at Merrill Lynch & Co. He was also a perennially top-ranked credit analyst. Mr. Byrne earned an M.B.A. from the Kellogg School of Management at Northwestern University and a B.A. from Binghamton University. In addition to his position as Chairman of FBRT, Mr. Byrne is a member of the Board of Directors of Wynn Resorts, Limited (NASDAQ: WYNN).

Our Executive Officers

The following table presents certain information, as of the initial closing of the sale of common shares in our private offering, concerning each of our executive officers serving in such capacity:

Name	Age	Position(s)
Michael Comparato	47	Chief Executive Officer and President
Jerome S. Baglien	47	Chief Financial Officer, Chief Operating Officer and Treasurer

Michael Comparato

Michael Comparato serves as Chief Executive Officer and director of the Company. Mr. Comparato has also served as the Chief Executive Officer and President of FBRED since 2025. Mr. Comparato is a Senior Managing Director, Head of Real Estate and Senior Portfolio Management of Benefit Street Partners, a member of the Benefit Street Partners’ Executive Committee and a member of the commercial real estate Investment Committee of Benefit Street Partners. Mr. Comparato has served as President of FBRT since March 2024 and has overseen FBRT loan originations since 2016. Prior to joining Benefit Street Partners in 2015, Mr. Comparato was head of U.S. Equity Investments at Ladder Capital, where he led Ladder’s largest team that actively originated CMBS loans, structured/balance sheet loans, mezzanine loans and acquired strategic assets for the firm. Prior to joining Ladder, Mr. Comparato was president of BankAtlantic Commercial Mortgage Capital (BACMC), the CMBS affiliate of BankAtlantic, where he was responsible for managing all day-to-day operations. Mr. Comparato also previously ran Compson Holding Corporation, which made equity investments in a variety of commercial real estate assets and publicly traded REITs. Mr. Comparato received a Bachelor of Science, Summa Cum Laude, from Babson College.

Jerome S. Baglien

Jerome S. Baglien serves as Chief Financial Officer, Chief Operating Officer and Treasurer of the Company. Mr. Baglien has also served as the Chief Financial Officer, Chief Operating Officer and Treasurer of FBRED since 2025. Mr. Baglien is a Managing Director of Benefit Street Partners, the Chief Financial Officer and Chief Operating Officer of the Benefit Street Partners’ commercial real estate business and a member of Benefit Street Partners’ Operating Committee. Mr. Baglien has served as Chief Financial Officer of FBRT since 2016 and as Chief Operating Officer since 2021. Prior to joining Benefit Street Partners in 2016, Mr. Baglien was director of fund finance for GTIS Partners LP (“GTIS”), where he oversaw all finance and operations for GTIS funds. Previously, he was an accounting manager at iStar Inc. with oversight of loans and special investments. Mr. Baglien received a Masters of Business Administration from Kellstadt Graduate School of Business at DePaul University and a Bachelor of Science in Accounting from the University of Oregon.

Item 6. Executive Compensation.

Compensation of Executive Officers

The Company currently has no employees. The day-to-day management of the Company’s operations will be overseen by the Chief Executive Officer of the Company. The Chief Executive Officer is an employee of the Adviser and not the Company. We do not reimburse the Adviser for compensation it pays to our executive officers. The Advisory Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling the Adviser’s obligations to us under the Advisory Agreement. We do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.

A description of the Advisory Agreement is found in Item 7. “Certain Relationships and Related Transactions, and Director Independence” below.

Compensation of Trustees

We do not currently pay any compensation to our trustees.

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee of our Board because we do not directly compensate our executive officers or reimburse the Adviser for their compensation. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.

Item 7. Certain Relationships and Related Transactions, and Director Independence

The Adviser and its affiliates engage in a broad range of activities, including investment activities for their own account and for the account of other investment funds or accounts, including acting as the investment adviser for FBRED. In the ordinary course of conducting its activities, the interests of the Company may conflict with the interests of the Adviser, or other companies or funds now or in the future advised by the Adviser or its affiliates (“Other Funds”), including FBRED, and there is no guarantee that such conflicts will ultimately be resolved in favor of the Company.

For more information on FBRED’s relationship with the Adviser, see Item 13. “Certain Relationships and Related Transactions, and Director Independence” in FBRED’s Form 10-K filed with the SEC on March 31, 2025, which is incorporated herein by reference.

Advisory Affiliates

The Adviser is a subsidiary of Franklin Resources, Inc., a global investment management organization (together with its affiliated advisers (but excluding the Adviser), referred to in this section as “Franklin Templeton”). Clients of the Adviser and/or Franklin Templeton may invest in the same portfolio investments, including in the same security or other instrument or in different securities of or instruments issued by such a portfolio investment and Franklin Templeton has no obligation to inform the Adviser or the Company of any such investments or offer such investments to the Company. In the ordinary course of conducting the Company’s activities, interests of the Company may therefore conflict with the interests of other clients of the Adviser and/or Franklin Templeton. In addition, as a diversified financial services organization, Franklin Templeton and its affiliates engage in a broad spectrum of activities including financial, advisory, investment and other activities where their interests may conflict with the interests of the Company.

Franklin Templeton may provide investment advisory services and other services to clients and receive fees for such services in connection with transactions in which those clients may have interests that conflict with those of the Company or its investment’s. Franklin Templeton may also give advice to clients that may cause them to take actions adverse to the Company’s or FBRED’s investments. In addition, Franklin Templeton may have relationships with clients seeking to invest in an existing portfolio investment of the Company or clients that compete with an existing portfolio investment of the Company. Further, it is possible that Franklin Templeton could create additional investment vehicles in the future that may compete with the Company or FBRED for investment opportunities. Franklin Templeton will have no obligation to forego or share such investment opportunities with the Company, except as described below with respect to the allocation policy, and investments made by Franklin Templeton in such opportunities could preclude the Company or FBRED from investing in such opportunities.

Franklin Templeton is permitted to provide certain services that are eligible expenses of the Company. The Company is permitted to enter into service agreements with Franklin Templeton and cause the Company to pay or reimburse Franklin Templeton for fees and expenses charged related to such services, which amounts do not reduce the compensation paid to the Adviser and are borne by the Company.

In connection with its advisory business, Franklin Templeton may come into possession of information that could potentially limit the ability of the Company to engage in potential transactions. In order to avoid such limitation, the Adviser intends to control the flow of such information, such as by erecting information barriers to restrict the transfer of such information between the Adviser and Franklin Templeton. In the event that an information barrier designed to protect the Company is breached (including inadvertently), changed or removed, the Company will likely face the same restrictions on its investment activities as it would have faced had the information barrier not been established in the first place or face restrictions resulting from such changes to the information barrier, as the case may be. The Adviser will generally not rely on the expertise of Franklin Templeton and its investment professionals and will not share such investment professionals in managing and/or advising the Company.

Advisory Agreement

The Company, Indirect Parent, Cayman Feeder Sub and the Adviser will enter into the Advisory Agreement pursuant to which the Board will delegate to the Adviser the authority to administer the day-to-day affairs of the Company. The following summarizes the key provisions of the Advisory Agreement.

Services

Pursuant to the terms of the Advisory Agreement, the Adviser is responsible for, among other things:

•	serving as an adviser to the Company with respect to our investments and operations;

•	assist in the preparation of all documentation in connection with the Company’s investments;

•	perform the day to-day investment operations of the Company and supervise the management of the Company’s business and affairs, including distributions to the shareholders, provision of information to the shareholders, opening bank and brokerage accounts and matters incidental thereto;

•	furnish such office space, office supplies and equipment, and such bookkeeping, recordkeeping and clerical services to the Company as the Company may require for its reasonable needs;

•	authorize and permit any of its respective officers, directors and employees to serve in any capacities relating to the Company to which they are elected or appointed; and

•	to the fullest extent permitted by law, delegate any of the services to be provided hereunder to an Affiliate of the Adviser.

The Adviser’s services under the Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities, and it intends to do so, so long as its services to us are not impaired. For the avoidance of doubt, and subject to the oversight of the Board and in accordance with the Company’s amended and restated declaration of trust, as amended (the “declaration of trust”), the bylaws and the Advisory Agreement, the Adviser will have plenary authority with respect to the management of our business and affairs and will be responsible for implementing our investment strategy.

Expenses

To the fullest extent permitted by law, the Adviser shall assume and pay all expenses on account of rent, utilities, insurance, office supplies, office equipment, travel, entertainment, and compensation and expenses of the Adviser’s officers, directors and employees and other normal and routine administrative expenses that relate to the services and facilities provided to the Company. The Adviser shall not be obligated to pay any expenses of or for the Company not contemplated to be paid by the Adviser by the Advisory Agreement.

Management Fee

The Adviser also serves as the external adviser of FBRED and is compensated in such capacity. The Adviser shall not be entitled to additional compensation for services provided pursuant to the Advisory Agreement with the Company.

Organizational and Offering Expenses

The Adviser will agree to advance all of the Company’s organization and offering expenses on its behalf (including all costs and expenses in connection with the formation of the Company, and the marketing and distribution of its common shares) through the first anniversary of the initial closing. The Company will reimburse the Adviser for all such advanced expenses ratably over the 60 months following the first anniversary of the initial closing, or over an alternative time period agreed to by the Board and the Adviser. After the first anniversary of the initial closing, we will reimburse the Adviser for any organization and offering expenses that it incurs on our behalf as and when incurred.

Operating Expense Reimbursement

The Adviser may advance certain of the Company’s operating expenses on its behalf through the first anniversary of the initial closing. We will reimburse the Adviser for such advanced expenses ratably over the 60 months following the first anniversary of the initial closing of our private offering. Operating expenses incurred after the first anniversary of the initial closing of our private offering are paid by the Company as incurred. If the Adviser pays our operating expenses after the first anniversary of the initial closing, we will reimburse the Adviser at the end of each fiscal quarter for total operating expenses paid by the Adviser.

Term

The Advisory Agreement shall terminate upon the liquidation of the Company (or upon the earlier removal of the general partner of the Indirect Parent); provided that the Company, Indirect Parent, Cayman Feeder Sub or the Adviser may terminate the Advisory Agreement upon 60 days’ notice to the other party.

Transactions with Affiliates

The Adviser and its affiliates received an exemptive order from the SEC on May 1, 2018 (the “Order”) that permits certain affiliates of the Adviser that are regulated under the Investment Company Act, among other things, to co-invest with certain other persons affiliated with the Adviser and certain funds managed and controlled by the Adviser and its affiliates, including us, subject to certain terms and conditions. Therefore, any co-investments we make with affiliates of the Adviser that are subject to the Order will have to comply with such terms and conditions.

Promoters and Certain Control Persons

The Adviser may be deemed a promoter of the Company. We have entered into the Advisory Agreement with the Adviser. In addition, under the Advisory Agreement and our organizational documents, we expect, to the extent permitted by applicable law, to indemnify the Adviser and certain of its affiliates.

Certain Business Relationships

All of our current trustees and officers are directors, officers or employees of the Adviser.

We expect that all our investments will be in securities of FBRED, which is managed by the Adviser.

Item 8. Legal Proceedings.

Neither we nor the Adviser are currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceeding threatened against us or the Adviser. From time to time, we or the Adviser may be a party to certain legal and regulatory proceedings in the ordinary course of business.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

Our shares are currently not traded on any public market and we do not intend to list our common shares on an exchange. As of the date of this Registration Statement, management has not undertaken any discussions, preliminary or otherwise, with any prospective market maker concerning the participation of such market maker in the aftermarket for our securities.

We have and will continue to offer our common shares in transactions exempt from registration under the Securities Act under Section 4(a)(2). See Item 10. “Recent Sales of Unregistered Securities” for more information.

Holders

We initially expect to have 40 common shares outstanding and one holder.

Distribution Policy

We intend to declare distributions to all classes of our common shares based on distributions received from our investment in FBRED common stock, net of expenses, including interest expense paid to the Indirect Parent. FBRED expects to pay such distributions on a monthly basis, at the discretion of FBRED’s board of directors, considering factors such as earnings, cash flow, capital needs, stability of the monthly distribution rate and general financial condition and the requirements of Maryland law. Distribution rates and payment frequency may vary from time to time.

Upon receipt of distributions from FBRED, we intend to make distributions, after setting aside amounts determined necessary, in the Board’s reasonable judgment, for reserves, operations, liabilities (including taxes and contingent liabilities) and interest expense related to the Shareholder Loans, to the holders of each class of common shares in proportion to the distribution on the corresponding class of FBRED common stock.

The Board’s discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the REIT requirements. To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. Generally, income distributed to shareholders will not be taxable to us under the Code if we qualify to be taxed as a REIT. See Item 11. “Description of Registrant’s Securities to be Registered—Distributions.”

For more information on how distributions will be determined by FBRED, see Item 5. “Market for Registrant’s Common Equity, Related Stockholder Matters, And Issuer Purchases of Equity Securities ” in FBRED’s Form 10-K filed with the SEC on March 31, 2025, which is incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

We are engaging in a continuous private offering of different classes of common shares to “accredited investors” (as defined in Rule 501 promulgated pursuant to the Securities Act) made pursuant to exemptions provided by Section 4(a)(2) of the Securities Act and applicable state securities laws. As of the date of the Registration Statement, there have been no purchases under the continuous private offering.

Item 11. Description of Registrant’s Securities to be Registered

We were formed to act as an investment vehicle through which certain non-U.S. investors can indirectly invest in the common stock of FBRED. We expect that all of our common shares will be indirectly owned by the Indirect Parent through the Cayman Feeder Sub. The Indirect Parent is conducting a continuous private offering of units of the Indirect Parent to certain non-U.S. investors pursuant to an exemption from the registration requirements of the Securities Act for an indefinite period. The Indirect Parent will indirectly invest the net proceeds of such offering as follows: (i) indirect investments, through the Cayman Feeder Sub, in various classes of our common shares; and (ii) in the Shareholder Loans. We intend to invest proceeds received directly and indirectly from the Indirect Parent in shares of common stock of FBRED.

Under our current declaration of trust, we have authority to issue a total of 100,000 common shares with a par value of $0.001 per share. Prior to the initial closing of the private offering of our common shares, we intend to amend and restate our declaration of trust such that we will have authority to issue an unlimited number of common shares of beneficial interest (“common shares”) with a par value of $0.001 per share, and 1,000 preferred shares of beneficial interest, par value $0.001 per share (“preferred shares”). The Board may amend our declaration of trust from time to time, without shareholder approval, to increase or decrease the aggregate number of shares or the number of shares of any class or series of common shares, including to create any class of common share to be issued in our private offering.

Common Shares

The classes and terms of our common shares will be designed to mirror the classes and terms of the FBRED common stock we acquire using the net proceeds we receive directly and indirectly from the Indirect Parent. For more information on FBRED’s common stock, see Item 11. “Description of Registrant’s Securities to be Registered” in FBRED’s Form 10-12G/A filed with the SEC on December 20, 2024, incorporated herein by reference.

Subject to the restrictions on ownership and transfer of our common shares set forth in our declaration of trust and except as may otherwise be specified in our declaration of trust, holders of common shares are entitled to one vote per share on all matters voted on by shareholders. Subject to any preferential rights of any outstanding class or series of shares of beneficial interest and to the provisions in our declaration of trust regarding the restriction on ownership and transfer of our common shares, shareholders are entitled to such distributions as may be authorized from time to time by our Board and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. Upon issuance for full payment in accordance with the terms of our private offering, all common shares issued in our private offering will be fully paid and non-assessable. Shareholders will not have preemptive rights, which means that shareholders will not have an automatic option to purchase any new common shares that we issue.

We will generally not issue certificates for our common shares. Common shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. We expect to engage a third-party service provider to act as our registrar and as the transfer agent for our common shares.

Preferred Stock

Our declaration of trust will authorize the Board to designate and issue one or more classes or series of preferred stock without shareholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of each class or series of preferred shares so issued. Because the Board has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred share preferences, powers and rights senior to the rights of holders of the common shares.

Meetings and Special Voting Requirements

There is no requirement to hold an annual meeting of the shareholders in any year. An annual meeting of shareholders may be called by the Board and will be held each year on the date specified by the Board. Special meetings of shareholders may be called only upon the request of the President or any trustee, and must be called by our secretary to act on any matter that may properly be considered at a meeting of shareholders upon the written request of shareholders entitled to cast not less than twenty-five percent of all the votes entitled to be cast on such matter at the meeting. Upon receipt of a written request stating the purpose of any such special meeting and the matters proposed to be acted on at such meeting and the satisfaction of certain procedural requirements set forth in the bylaws, our secretary will provide a written notice to each shareholder entitled to vote at such meeting not less than ten and not more than 90 days before the meeting. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of shareholders held during the preceding twelve months. The presence either in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting on any matter will constitute a quorum, except where required by law or the declaration of trust. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take shareholder action.

Under our declaration of trust, except as provided in the term of any common shares, shareholders are generally entitled to vote only on the following matters: (a) the removal and selection of a successor trustee; (b) the appointment of a successor trustee if there are no remaining trustees, (c) amendment of the declaration of trust; (d) termination of the Company; (e) merger or consolidation of the Company, or the sale or disposition of substantially all of the property of the Company; (f) any actions set forth in the bylaws or the declaration of trust which expressly require approval by a vote of the shareholders; and (g) such other matters with respect to which the Board has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification.

Shareholders are not entitled to exercise any appraisal rights or of the rights of an objecting shareholder.

Pursuant to our declaration of trust, shareholders may, during usual business hours, inspect and copy our declaration of trust and bylaws and all amendments thereto, minutes of the proceedings of the shareholders, the annual statement of affairs of the Company and any voting trust agreements on file at our principal office to the extent permitted by applicable Maryland law, but only if, and to the extent, such inspection is approved by our Board.

Restrictions on Ownership and Transfer

Our declaration of trust contains substantially the same restrictions on the number of shares that a person or group may own as are contained in the FBRED charter. For more information, see Item 11. “Description of Registrant’s Securities to be Registered – Restrictions on Ownership and Transfer” in FBRED’s Form 10-12G/A filed with the SEC on December 20, 2024, incorporated herein by reference.

Distributions

We intend to declare distributions to all outstanding classes of our common shares based on the corresponding receipt of dividends on our shares of FBRED common stock, less applicable expenses. Any distributions we make are at the discretion of the Board, considering factors such as earnings, cash flow, capital needs, stability of the monthly distribution rate and general financial condition and the requirements of Maryland law. Distribution rates and payment frequency may vary from time to time. If necessary for REIT compliance purposes, we may declare special distributions on at least an annual basis representing additional net income (if any) accrued by us that the Board determines is available for distribution after setting aside reserves for other liabilities, obligations and investment activities of ours.

The Board’s discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the REIT requirements. To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. To qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our shareholders. Generally, income distributed to shareholders will not be taxable to us under the Code if we qualify to be taxed as a REIT.

The per share amount of distributions on our classes of common shares may differ because of different class-specific distributions from FBRED, and different class-specific shareholder servicing fees that are deducted from the gross distributions for certain share classes.

There is no assurance that we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, loan repayments, borrowings, return of capital or offering proceeds (including from sales of common shares), and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors. Funding distributions from borrowings, return of capital or proceeds of our private offering will result in us having less funds available to acquire investments. As a result, the return our shareholder will realize on its investment may be reduced. Doing so may also negatively impact our ability to generate cash flows.

Transfer Agent

Our transfer agent is SS&C GIDS, Inc., whose phone number (833) 834-4924.

Item 12. Indemnification of Directors and Officers.

Under our declaration of trust, we shall, to the maximum extent permitted by Maryland law with respect to directors of Maryland corporations and to such further extent as shall not be inconsistent with Maryland law, indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, each shareholder, trustee or officer, including any person who, while a trustee or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, real estate investment trust, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of his being or having been a shareholder, trustee, officer, employee or agent. The Company shall have the power, with the approval of the Board, to provide such indemnification and advancement of expenses to a person who served as predecessor of the Company in any of the capacities described above or to any employee or agent of the Company or a predecessor of the Company.

Item 13. Financial Statements and Supplementary Data

Our Financial Statement will be provided in an amendment to this Registration Statement.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

 (a) Financial statements

Our Financial Statement will be provided in an amendment to this Registration Statement.

(b) Exhibits

Exhibit No.	Description
3.1*	Certificate of Trust of the Company
3.2*	Declaration of Trust of the Company
3.3**	Amended and Restated Declaration of Trust of the Company
3.4**	Amended and Restated Bylaws of the Company
10.1**	Form of Advisory Agreement among the Company, Franklin BSP Real Estate Debt Cayman Access Fund (FBRED-C), L.P., FBRED-C Feeder Subsidiary Fund, L.P. and Benefit Street Partners L.L.C.
10.2**	Form of Shareholder Loan Agreement between the Company and Franklin BSP Real Estate Debt Cayman Access Fund (FBRED-C), L.P.
10.3**	Form of Stockholder Agreement between the Company and Franklin BSP Real Estate Debt, Inc.
10.4**	Form of Indemnification Agreement by and between the Company and its trustees and officers

* Filed herewith.

** To be filed by amendment

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FBRED-C Feeder REIT Trust

By:	/s/ Richard J. Byrne
Name:	Richard J. Byrne
Title:	Trustee

Date: July 25, 2025